Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2009 (the “Effective Date”), by and between Groupon, INC., a Delaware Corporation (the “Company”), and Andrew Mason (“Mason”).

1.                                       Employment; Position and Duties.  The Company agrees to employ Mason, and Mason agrees to be employed by the Company, upon the terms and conditions of this Agreement.  Mason shall be employed by the Company as the Company’s President reporting to the Board of Directors or others that are duly appointed by the Board of Directors from time to time.  In this capacity, Mason agrees to devote his full time, energy and skill to the faithful performance of his duties herein, and shall perform the duties and carry out the responsibilities assigned to him to the best of his ability and in a diligent, businesslike and efficient manner.  Mason’s duties shall include all those duties customarily performed by the President, as well as those additional duties commensurate with his position as President that may be reasonably assigned by the Board of Directors or the Company.  Mason shall comply with any policies and procedures established for Company employees, including without limitation, those policies and procedures contained in the Company’s employee handbook.  During his term of employment, Mason shall be entitled to serve on the Company’s Board of Directors.

2.                                       Term of Employment.  This Agreement shall become effective upon the Effective Date.  The term of this Agreement shall commence on November 1, 2009 and shall expire on December 1, 2014, unless earlier terminated by either party, in accordance with the terms of this Agreement and/or the following sentence.  This Agreement may be terminated by Mason or by the Company’s Board of Directors, or through a majority vote of the holders of the Company’s Series B Membership Units, at any time, with or without Cause (as defined below).  Upon the termination of Mason’s employment with the Company for any reason, neither party shall have any further obligation or liability under this Agreement to the other party, except as set forth in Sections 6, 7, 8, 9, 10, 11 and 12 of this Agreement.

3.                                       Compensation.  Mason shall be compensated by the Company for his services as follows:

(a)                                  Base Salary.  During the term of this Agreement, Mason shall be paid a base salary (“Base Salary”) of $12,500 per month (or $180,000 on an annualized basis), subject to applicable withholding, in accordance with the Company’s normal payroll procedures.  Mason’s salary shall be reviewed on an annual basis by the Company for possible increase (but not decrease) based on the Company’s operating results and financial condition, salaries paid to other Company executives, and general marketplace and other applicable considerations.  Such increased Base Salary, if any, shall then constitute Mason’s “Base Salary” for purposes of this Agreement.  Mason’s base salary shall be increased by no less than fifteen percent (15%) per annum during the term of this Agreement.

(b)                                 Benefits.  During the term of this Agreement, Mason shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company’s executive and employee benefit plans, insurance programs and/or indemnification agreements, as currently in effect and as may be in effect from time to time.  In addition, Mason shall be entitled to the benefits afforded to other members of senior management under the Company’s vacation, holiday and business expense reimbursement policies, provided that in no event will Mason be entitled to less than three (3) weeks vacation in each calendar year commencing with 2009.

(c)                                  Bonuses.

(i)                                     Performance Bonus.  In addition to the Base Salary, Mason shall be eligible to receive an annual performance bonus (“Performance Bonus”) of up to fifty percent of his Base Salary.  The Performance Bonus shall be a discretionary bonus, determined in the sole discretion of the Company, based upon Mason’s performance of his duties and the Company’s financial performance, as well certain performance targets that are approved by the Board of Directors.  The Performance Bonus, if earned, shall be paid within 45 days following the end of each fiscal year of the Company.  The Company and Mason agree that, no later than the last day of February in each calendar year, the Company and Mason shall use good faith, commercially reasonable efforts to mutually agree on performance targets for the then current fiscal year.  Upon termination of this Agreement for any reason, the Company shall within thirty (30) days of the date of termination pay to Mason all earned but unpaid bonuses owing to Mason through and including the date of termination.

(d)                                 Expenses.  In addition to reimbursement for business expenses incurred by Mason in the normal and ordinary course of his employment by the Company pursuant to the Company’s standard business expense reimbursement policies and procedures, the Company shall reimburse Mason for the full amount of his health, medical and insurance costs should he elect to participate in such of the Company’s program(s).  Upon termination of this Agreement for any reason, the Company shall within thirty (30) days pay to Mason all business expense reimbursements owing to Mason through and including the date of termination.

4.                                       Restricted Stock.  Upon the execution of this Agreement and Mason’s commencement of work in accordance thereof, Mason shall be granted 300,000 Class A Common Voting Shares of the Company, which he can purchase at any time based on the fair market value of the Company as determined by the Company’s internal accounting staff as of November 1, 2009, which shall be subject to a right of repurchase as follows: Should Mason’s employment with the Company be terminated for any reason prior to November 1, 2014, the Company may purchase back from Mason the shares of restricted stock he is being granted by virtue of this Agreement at the same fair market value purchase price as defined herein, subject to the following schedule: (1) for every year in which Mason is employed commencing on November 1, 2009, the amount the Company can repurchase shall be reduced by twenty percent (20%).

5.                                       Benefits Upon Termination.

(a)                                  Termination for Cause or Termination for Other than Good Reason.  In the event of the termination of Mason’s employment by the Company for Cause (as defined below), the termination of Mason’s employment by reason of his death or disability, or the termination of Mason’s employment by Mason for any reason other than Good Reason (as defined below),

Mason shall be entitled to no further compensation or benefits from the Company other than those earned under Sections 3(a), 3(b), and 3(c) through the date of termination, or in the case of any Restricted Units, such Restricted Units which are no longer subject to a risk of forfeiture through the date of termination.

For purposes of this Agreement, a termination for “Cause” occurs if Mason’s employment is terminated by the Company for any of the following reasons:

(i)                                     his failure to perform reasonably legally assigned duties as President of the Company after written notice of such failure and a reasonable opportunity to remedy such failure,

(ii)                                  theft, dishonesty, or falsification of any employment or Company records by Mason;

(iii)                               the determination by the Company that Mason has committed an act or acts constituting a felony or any act involving moral turpitude;

(iv)                              the determination by the Company that Mason has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

(v)                                 the material breach by Mason of any provision of this Agreement after written notice of such breach and a reasonable opportunity to cure such breach.

For purposes of the above, prior to termination the Company will provide Mason with a detailed written notice setting forth the basis on which the Company has determined to terminate Mason’s employment for “Cause”, and prior to the effective date of termination will provide Mason with a reasonable opportunity to address and discuss such basis with the Board of Directors of the Company (or any then current governing body of the Company), with counsel present.

For purposes of this Agreement, a termination for “Good Reason” occurs if Mason terminates his employment for any of the following reasons:

(i)                                     the Company materially reduces Mason’s duties or responsibilities below what is customary for a President of a business that is similar to Company without Mason’s written consent;

(ii)                                  the Company requires Mason to relocate his office more than 25 miles from the current office of the Company without his written consent; or

(iii)                               the Company has breached the terms of this Agreement and such breach continues for more than thirty (30) days after notice from Mason to the Company specifying the action which constitutes the breach and demanding its discontinuance.

(b)                                 Termination Without Cause or Termination for Good Reason.  If Mason’s employment is terminated by the Company for any reason other than for Cause or by reason of his death or disability, or if Mason’s employment is terminated by Mason for Good Reason,

Mason shall be entitled to receive (A) continued payment of his Base Salary for 180 days, less applicable withholding, in accordance with the Company’s normal payroll procedures, and (B) continuation of his then current benefits as provided pursuant to Section 3(b) above, in each case for 180 days following the termination of Mason’s employment;

Notwithstanding anything to the contrary herein, no payments shall be due under this Section 6(b) unless and until Mason and the Company shall have executed a mutual general release and waiver of claims, consistent with Section 9 below, and in a customary and usual form reasonably satisfactory to the Company.

6.                                       Change of Control.  If, during the ninety (90) days prior to the public announcement of a proposed Change of Control, or three hundred and sixty five (365) days following a Change of Control, Mason’s employment is terminated by the Company for any reason other than Cause, or terminated by Mason for Good Reason, Mason shall be entitled to, in addition to the compensation and benefits outlined under Section 6(b) above, immediate lapse of any remaining risk of forfeiture with respect to his Restricted Units that would otherwise have been applicable with respect to the full next year of his employment as if Mason’s employment had continued for a period of twelve months following the termination.  For purposes of this Agreement, a “Change of Control” shall have the same meaning as the term “Change of Control” set forth in the Company’s 2006 Unit Option Plan as in effect on the date hereof or as initially implemented by the Company, a copy of which has been provided to Mason.

7.                                       Employee Inventions and Proprietary Rights Assignment Agreement.  Mason agrees to abide by the terms and conditions of the Company’s standard Employee Inventions and Proprietary Rights Assignment Agreement as executed by Mason and attached hereto as Exhibit A.

8.                                       Covenants Not to Compete or Solicit.  Dining Mason’s employment and for a period of two (2) years following the termination of Mason’s employment for any reason, Mason shall not, anywhere in the Geographic Area (as defined below), other than on behalf of Company or with the prior written consent of Company, directly or indirectly:

(a)                                  perform services for (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);

(b)                                 induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of Company known to Mason to cease doing business with Company, or in any way interfere with the relationship between any customer, potential customer, supplier, licensee, licensor or business relation of Company known to Mason, or solicit the business of any customer or potential customer of Company known to Mason for a competing business purpose, whether or not Mason had personal contact with such entity; and

(c)                                  solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or Independent Contractor of Company or any subsidiary of Company to terminate his or his employment or relationship with Company or any subsidiary of the Company, other than in the discharge of his duties as an officer of the Company.

For the purpose of this Agreement, the term “competing business purpose” means the sale or provision of any bundle of products and/or services that are competitive in any material manner with the bundle of products and/or services sold or offered by the Company during the term of this Agreement for the purpose of organizing issue oriented social networks or communities on the world wide web or the purpose of organizing people, associations, organizations, or businesses through the world wide web to take action concerning an issue.  The term “Geographic Area” shall mean the United States of America.

The covenants contained in this Section 9 shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding Sections.  If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of this Section 9 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

9.                                       Equitable Remedies.  Mason acknowledges and agrees that the agreements and covenants set forth in Sections 8 and 9 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if Mason breaches any of the terms of said covenants, and that in the event of Mason’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law.  Mason accordingly agrees that, in the event of any actual or threatened breach by Mason of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages.  Nothing in this Section 10 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

10.                                 Dispute Resolution.  In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Mason and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Chicago, Illinois in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future).  The parties acknowledge that by accepting this arbitration provision they are waiving any right to a jury trial in the event of such dispute.  Notwithstanding the foregoing, this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

11.                                 Governing Law.  This Agreement has been executed in the State of Illinois, and Mason and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Illinois, without regard to its conflicts of laws principles.

12.                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and Mason and his heirs and personal representatives; provided that in the case of the Company a successor or assignee is the successor to substantially all of the assets of the Company, or a majority of its then outstanding voting Units, and that such successor or assignee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.  In view of the personal nature of the services to be performed under this Agreement by Mason, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein or by will or the laws of inheritance.

13.                                 Entire Agreement.  This Agreement, including its attached Exhibit, constitutes the entire employment agreement between Mason and the Company regarding the terms and conditions of his employment.  This Agreement supersedes all prior negotiations, representations or agreements between Mason and the Company, whether written or oral, concerning the subject matter of this Agreement.

14.                                 No Conflict.  Mason represents and warrants to the Company that neither his entry into this Agreement nor his performance of his obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation to which Mason is a party or by which Mason is bound, including without limitation, any non-competition or confidentiality agreement previously entered into by Mason.

15.                                 Validity.  Except as otherwise provided in Section 9 above, if any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

16.                                 Modification.  This Agreement may not be modified or amended except by a written agreement signed by Mason and the Company.

17.                                 Notices.  All notices hereunder shall be in writing and shall be deemed delivered (i) upon receipt if by hand or by email, or (ii) one (1) business day after deposit for overnight delivery by a nationally recognized delivery service that guarantees overnight delivery, or (iii) four (4) days after deposit for delivery by U.S. first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:                                             Groupon, INC.
600 W.  Chicago Avenue, Suite 850
Chicago, Illinois 60610
Attn:  Eric Lefkofsky
Email:  eric@groupon.com

If to Mason:                                                                              Andrew Mason

Either party may from time to time designate a new address by notice given in accordance with this Section.  Notice shall be effective when actually received by the addressee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

Groupon, INC.

By:	/s/ Eric Lefkofsky
Name:	Eric Lefkofsky
Its:	Director

/s/ Andrew Mason
Andrew Mason

EXHIBITS TO EMPLOYMENT AGREEMENT

Exhibit A — Employee Inventions and Proprietary Rights Assignment Agreement

See Attached

EXHIBIT A

EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS
ASSIGNMENT AGREEMENT

This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time I (the undersigned “Employee or Contractor” in the signature block area at the bottom of this Agreement) was initially employed by and/or doing work for Groupon, Inc., a Delaware Corporation (“Company”). In return for my new or continued employment and/or payment for services rendered by Company and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I acknowledge and agree that:

18.                                 Duties; At-Will Employment; No Conflict.  I will perform for Company such duties as may be designated by Company from time to time. I agree that my employment and/or independent contractor relationship with Company is for no specified term, and may be terminated by Company at any time, with or without cause, and with or without notice. Similarly, I may terminate my employment with Company at any time, with or without cause, and with or without notice. During my period of employment by Company, I will devote my best efforts to the interests of Company and will not engage in other employment or in any activities determined by Company to be detrimental to the best interests of Company without the prior written consent of Company.

19.                                 Prior Work.  All previous work done by me for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

20.                                 Proprietary Information.  My employment and/or independent contractor status creates a relationship of confidence and trust between Company and me with respect to any information: (a) Applicable to the business of Company; or (b) Applicable to the business of any client or customer of Company, which may be made known to me by Company or by any client or customer of Company, or learned by me in such context during the period of my employment.

All such information has commercial value in the business in which Company is engaged and is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. “Proprietary Information” also includes proprietary or confidential information of any third party who may disclose such information to Company or to me in the course of Company’s business.

21.                                 Ownership and Nondisclosure of Proprietary Information.  All Proprietary Information is the sole property of Company, Company’s assigns, and Company’s customers, and Company, Company’s assigns and Company’s customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. I hereby do and will assign to Company all rights, title and interest I may have or acquire in the Proprietary Information. At all times, both during my employment by Company and after termination of such employment, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to Proprietary Information without the written consent of Company, except as may be necessary in the ordinary course of performing my duties as an employee of Company.

22.                                 Ownership and Return of Materials.  All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to me by Company shall remain the property of Company. Upon termination of my employment and/or independent contractor status, or at any time on the request of Company before termination, 1 will promptly (but no later than five (5) days after the earlier of said termination or Company’s request) destroy or deliver to Company, at Company’s option, (a) all materials furnished to me by Company, (b) all tangible media of expression which are in my possession and which incorporate any Proprietary Information or otherwise relate to Company’s business, and (c) written certification of my compliance with my obligations under this sentence.

23.                                 Innovations. As used in this Agreement, the term “Innovations” means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Innovations” includes “Inventions,” which is defined to mean any inventions protected under patent laws. The innovations as used in this agreement only fall under this contract if the innovation is related to any coupon, discount, promotion, incentive, or other offer for services, products, or merchandise offered to consumers or businesses for the purpose of inducing such consumer or business to buy services, products, or merchandise, or any services similar to or competitive with the Groupon business model, or any other activity directly competitive with the current business activities of the Company or any subsidiary of the Company.

24.                                 Disclosure of Prior Innovations.  I have identified on Exhibit A (“Prior Innovations”) attached hereto all Innovations, applicable to the business of Company or relating in any way to Company’s business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the “Prior Innovations”), and I represent that such list is complete. I represent that I have no rights in any such Innovations other than those Prior Innovations specified in Exhibit A (“Prior Innovations”). If there is no such list on Exhibit A (“Prior Innovations”), I represent that I have neither conceived, reduced to practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

25.                                 Assignment of Innovations; License of Prior Innovations.  I hereby agree promptly to disclose and describe to Company, and I hereby do and will assign to Company or Company’s designee my entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which I may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of my employment with Company, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of Company’s time or with the use of any of Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work I performed for Company, and (b) each of the Innovations which is not an Invention (as demonstrated by me by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which I may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of my employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the “Company Innovations”). To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can be neither assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest to such non-assignable and non-licensable rights. I hereby grant to Company or Company’s designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which I incorporate, or permit to be incorporated, in any Company Innovations. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company’s prior written consent.

26.                                 Future Innovations.  I recognize that Innovations or Proprietary Information relating to my activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by me, alone or with others, within three (3) months after termination of my employment and/or independent contractor relationship may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by or working for Company. Accordingly, I agree that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during my employment with Company and are to be promptly assigned to Company unless and until I have established the contrary by written evidence satisfying the clear and convincing standard of proof.

27.                                 Cooperation in Perfecting Rights to Proprietary Information and Innovations.

(a)                                  I agree to perform, during and after my employment and/or independent contractor status, all acts deemed necessary or desirable by Company to permit and assist Company, at Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

(b)                                 In the event that Company is unable for any reason to secure my signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by me.

28.                                 No Violation of Rights of Third Parties.  My performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with Company, and I will not disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

29.                                 Survival.  This Agreement (a) shall survive my employment and/or independent contract with Company; (b) does not in any way restrict my right or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

30.                                 Covenant Not to Compete or Solicit.

(a)                                  I will not during the Non-Compete Period (as defined below), other than on behalf of Company, directly or indirectly, without the prior written consent of Company,

engage anywhere in the Geographic Area (as defined below) in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), or have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose.” The term “competing business purpose” shall mean any creation or provision of a coupon, discount, promotion, incentive, or other offer for services, products, or merchandise offered to consumers or businesses for the purpose of inducing such consumer or business to buy services, products, or merchandise, or any services similar to or competitive with the Groupon business model, or any other activity directly competitive with the current business activities of the Company or any subsidiary of the Company. The Non-Compete Period shall begin on the date of this Agreement (the “Effective Date”) and shall end twenty four (24) months after the termination of this Agreement.

(b)                                 I will not during the Non-Compete Period, without the prior written consent of Company, directly or indirectly (i) induce or attempt to induce any customer, supplier, licensee, or business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Company or (ii) solicit the business of any customer of Company, whether or not I have or had personal contact with such entity for the purpose of engaging in a competing business purpose.

(c)                                  During the Non-Compete Period, I will not, directly or indirectly, without the prior written consent of Company, solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of Company or any subsidiary of Company to terminate his employment with Company or any subsidiary of Company.

(d)                                 The Geographic Area shall mean (i) the United States or (ii) anywhere in the world outside the United States where Company or any subsidiary of Company conducts business.

31.                                 Separate Covenants.  I understand that the covenants contained in the preceding Section 13 shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of the preceding Section 13 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

32.                                 Injunctive Relief.  A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

33.                                 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or such other address as I may specify in writing. Notices to Company shall be sent to Company’s Human Resources Department or to such other address as Company may specify in writing.

34.                                 Governing Law.  This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Illinois, as such laws are applied to agreements entered into and to be performed entirely within Illinois between Illinois residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Illinois, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Illinois, such personal jurisdiction shall be nonexclusive.

35.                                 Severability.  If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

36.                                 Waiver; Amendment; Modification.  The waiver by Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, shall not be effective unless such waiver is in writing signed by Company. No waiver by Company of, or consent by Company to, a breach by me, will constitute a waiver of, consent to or excuse of any other or subsequent breach by me. This Agreement may be amended or modified only with the written consent of both me and Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

37.                                 Entire Agreement.  This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

I certify and acknowledge that I have carefully read all of the provisions of this Employee Innovations and Proprietary Rights Assignment Agreement and that I understand and will fully and faithfully comply with such provisions.

“COMPANY”		EMPLOYEE OR CONTRACTOR:

Groupon, Inc.

By:	Illegible	By:	/s/ Andrew Mason

Title:	Business Manager	Printed Name:	Andrew Mason

Dated:	7/15/09	Dated:	7/15/09